Exhibit 10.13

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SECOND AMENDED & RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of October 16, 2025 (the “Effective Date”) by and between Peter Mintzberg (“Executive”) and Grayscale Operating, LLC (the “Company”). Any reference in this Agreement to the Company shall be deemed to include Grayscale Investments, LLC (“GSI”), as its predecessor in interest.

WHEREAS, the Company desires that Executive continue to be employed by the Company as Chief Executive Officer and Executive desires to continue to be employed by the Company in such position, on the terms and conditions set forth in this Agreement; and

WHEREAS, this Agreement amends and restates in its entirety the Amended and Restated Employment Agreement entered into as of March 19, 2025 by and between Executive and the Company (the “Prior Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Employment Term. Executive commenced employment with the Company effective as August 15, 2024 (the “Start Date”) and will continue to be employed pursuant to the terms of this Agreement. Executive acknowledges that no provision contained in this Agreement will entitle Executive to remain in the employment of the Company or any of its Affiliates (as defined below) or affect the right of the Company to terminate Executive’s employment hereunder at any time for any reason. The period during which Executive is employed by the Company pursuant to this Agreement shall be referred to as the “Term.”
2.
Position. The Company will employ Executive as its Chief Executive Officer and shall report directly to the Board of Directors of GSO Intermediate Holdings Corporation (“GSOIH”) (including any successor thereto, the “Board”). Executive’s primary work location during the Term will be the Company’s office in Stamford, Connecticut. Executive will undertake such business travel and shall work from such other locations as necessary or appropriate to fulfill Executive’s duties and responsibilities under this Agreement.
3.
Employment Duties. Executive shall have such duties, authorities and responsibilities as are consistent with the position of Chief Executive Officer of the Company, and as the Board and the Executive may reasonably agree from time to time. Executive shall devote Executive’s full working time and attention and Executive’s best efforts during the Term to Executive’s employment and service with the Company and its Affiliates, including GSOIH and any successor thereto, and shall perform Executive’s services in a capacity and in a manner consistent with Executive’s position; provided that this Section 3 shall not prohibit Executive from (i) managing Executive’s personal investments (so long as such investment activities are of a passive nature), (ii) engaging in charitable or civic activities, or (iii) participating on boards of directors of non-profit organizations and, subject to the approval of the Board (not unreasonably withheld), of for-profit organizations, in each case, so long as such activities do not, individually or in the aggregate, (a) materially interfere with the performance of Executive’s duties and responsibilities hereunder, (b) create a fiduciary conflict, or (c) result in a violation of the Restrictive Covenants Agreement (as defined below). If requested, Executive shall also serve as an executive officer and/or board member of the board of directors (or similar governing body) of any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company (an “Affiliate”) without any additional compensation.
4.
Base Salary. During the Term, the Company shall pay Executive a base salary at an annual rate of not less than $600,000, payable in accordance with the Company’s normal payroll practices. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.” Executive’s Base Salary is subject to annual discretionary increases by the Board.
5.
Annual Incentive Compensation.
(a)
With respect to each calendar year ending during the Term, Executive shall be eligible to participate in the Company’s discretionary cash bonus program, subject to satisfaction of applicable performance criteria and goals established by the Board in its sole discretion (the “Annual Bonus”). The target Annual Bonus opportunity of Executive for calendar year 2025 shall be $2,200,000 (the “Target Bonus”). The Annual Bonus earned by Executive, if any, for each calendar year during the Term shall be paid to Executive at the same time as paid to the Company’s senior executives, which is no later than March 15 in the calendar year immediately following the year to which it relates, subject to Executive’s continued employment on December 31 of the year to which the Annual Bonus relates. Executive’s Target Bonus is subject to discretionary increases by the Board.
(b)
With respect to each calendar year ending during the Term, subject to the approval of the Board or the compensation committee of the Board (the “Committee”). Executive shall be eligible to participate in the Company’s long-term equity incentive program (the “Annual LTI Award”). Annual LTI Awards shall be granted under the GSOIH Omnibus Incentive Plan (including any successor plan thereto, as may be amended and restated from time to time, the “Equity Plan”) and shall be in such form and subject to such terms and conditions as determined by the Board or the Committee in their sole discretion, and shall further be subject to the terms of the Equity Plan and the terms of the award agreements pursuant to which such Annual LTI Award is made and the terms of this Agreement.
(i)
The parties acknowledge and agree that, on March 19, 2025, Executive received a grant of an option to purchase 1,000,000 shares of Class A common stock of GSOIH (which number of shares was equivalent to 1% of the common stock of GSI based on the fully diluted equity interests of GSI as of the Start Date, rounded to the nearest whole share), with a strike price equal to $24.24 per share (which was the fair market value of a share of Class A common stock of GSOIH at the time of grant) and a vesting commencement date of August 15, 2024 (the “Initial Equity Award”). The Initial Equity Award was granted under, and remains outstanding and subject to the terms of, the Equity Plan and the option agreement thereunder.

(c)
Beginning in calendar year 2026, the Board may review Executive’s aggregate annual incentive compensation opportunity (comprised of an Annual Bonus and Annual LTI Award) assuming target performance (the “Annual Target Incentive Opportunity”) and may make adjustments to the Annual Target Incentive Opportunity, its mix between Annual Bonus and Annual LTI Award in respect of the performance year, and the performance conditions related thereto, in its discretion.
6.
Employee Benefits; Vacation. During the Term, Executive will be eligible to participate in such retirement and welfare benefit plans and programs of the Company as are made available to the Company’s senior executives generally, as such plans or programs may be in effect from time to time, including, as applicable, Section 401(k), medical, dental, long-term disability and life insurance plans. Executive will be entitled to annual vacation and other paid time off in accordance with Company policy applicable to the Company’s senior executives generally.
7.
Expense Reimbursement. Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by Executive in connection with the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures. Such reimbursement shall be made within 30 days of the date they are submitted.
8.
Company Provided Transportation. Executive shall be entitled to a Company provided vehicle and Executive Protection Driver (EPD) for all reasonable and necessary business travel and travel in connection with the performance of Executive’s duties hereunder. Executive is subject to all imputed income derived from such benefit.
9.
Termination of Employment. Executive’s employment hereunder may be terminated as follows:
(a)
By the Company. Executive’s employment with the Company may be terminated by the Company with Cause (as defined in Section 11 hereof) subject to the requirements of Section 11, or without Cause upon thirty (30) day’s prior written notice.
(b)
By Executive. Executive’s employment may be terminated by Executive for Good Reason (as defined in Section 11 hereof), or without Good Reason upon sixty (60) days prior written notice to the Company (which the Company may, in its sole discretion, make effective not less than thirty (30) days earlier than the termination date provided in such notice).
(c)
Death and Disability. Automatically in the event of the death of Executive, and by written notice to Executive or Executive’s personal representative in the event of Disability (as defined in Section 11 hereof) of Executive.
10.
Payments Upon Termination of Employment.
(a)
Termination by the Company without Cause or by Executive for Good Reason. Other than as provided in Section 10(b) hereof, if Executive’s employment is terminated at any time by the Company without Cause, or by Executive for Good Reason, Executive shall be entitled to:

(i)
(A) within thirty (30) days following such termination, payment of Executive’s accrued and unpaid Base Salary, (B) reimbursement of expenses under Section 7 hereof, and (C) all other accrued benefits due to Executive in accordance with the Company’s benefit plans or programs (other than severance), as required by law or the terms of such plans or programs (together, the “Accrued Benefits”); and
(ii)
subject to the conditions set forth in Section 10(f) hereof:

(A) a lump-sum payment in an amount equal to two times Executive’s then current Base Salary (the “Cash Severance”).

(B) if Executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and subject to applicable taxes, payment or reimbursement of Employee (at the discretion of the Company) for the amount of any COBRA premiums under the Company’s medical and dental benefit plans that would be due, less the active employee premium for Employee’s elected level of coverage, until the earliest to occur of (x) twelve (12) months following such date of termination; or (y) the date Executive becomes eligible for group health coverage from another employer, provided that, subject to the conditions set forth in Section 10(f) hereof, the first payments pursuant to this Section 10(a)(ii) shall be made on the next regularly scheduled payroll date following the sixtieth (60th) day after Executive’s termination and shall include payment of any amounts that would otherwise be due prior thereto.

(C) a pro-rata target bonus paid at 50% of the Annual Bonus portion of the Annual Target Incentive Opportunity assuming target performance, which amount shall be paid in a lump sum (the “Pro-Rata Target Bonus”).

(D) accelerated vesting of any outstanding equity awards held by Executive as of the date of termination that would have vested had Executive remained employed by the Company through the first anniversary of the date of termination (with such awards otherwise remaining subject to the terms of the applicable plan and/or award agreement).

(E) a lump sum payment in the amount of any earned but unpaid Annual Bonus for the year prior to Executive’s termination (the “Prior Year Bonus”).

(b)
Qualifying CIC Termination. If Executive’s employment is terminated at any time by the Company without Cause, or by Executive for Good Reason, and such termination occurs after the entry into a definitive agreement resulting in, and within 24 months following, a Change in Control (a “Qualifying CIC Termination”), then Executive shall be entitled to the Accrued Benefits, and, subject to the conditions set forth in Section 10(f) hereof, Executive shall receive:

(i)
the Cash Severance, payable in a lump sum within 60 days after the effective date of termination, in accordance with the Company’s normal payroll practices;
(ii)
the Prior Year Bonus;
(iii)
the Pro-Rata Target Bonus;
(iv)
the COBRA Continuation; and
(v)
notwithstanding the terms of the applicable award agreements, any outstanding equity awards held by Executive as of the date of termination shall immediately vest in full; provided that to the extent that any such equity award is subject to performance criteria or conditions, performance shall be deemed to have been met (x) based on actual performance (as determined after the end of the performance period) if the applicable performance period has ended prior to the effective date of termination and (y) based on the greater of actual performance (as determined after the end of the performance period) and target performance if the applicable performance period has not yet ended as of the effective date of termination; provided further that (A) if the applicable award agreement provides for additional or more favorable vesting or other treatment, Executive shall be entitled to any such additional or more favorable vesting or other treatment and (B) if the applicable award agreement specifically provides that this provision of this Agreement does not apply, then such equity award will be governed by the award agreement (the treatment provided for in this clause (v), the “Full Equity Acceleration”).
(c)
Termination Due to Death or Disability. Upon the termination of Executive’s employment due to Executive’s death or Disability, Executive (or Executive’s estate) shall be entitled to the Accrued Benefits, and, subject to the conditions set forth in Section 10(f) hereof, Executive (or Executive’s estate) shall receive the following payments and benefits:
(i)
the Prior Year Bonus;
(ii)
a Pro-Rata Target Bonus;
(iii)
the COBRA Continuation; and
(iv)
the Full Equity Acceleration.
(d)
Resignation by Executive without Good Reason. Upon the termination of Executive’s employment due to Executive’s resignation without Good Reason, Executive shall be entitled to the Accrued Benefits, and, subject to the conditions set forth in Section 10(f) hereof, the Prior Year Bonus.
(e)
Other Terminations. If Executive’s employment terminates for any reason other than as set forth in Sections 10(a) through 10(d) hereof, Executive shall only be entitled to receive the Accrued Benefits.
(f)
Release; Conditions to Payment. All payments and benefits due to Executive under Sections 10(a) through 10(d) hereof (other than the Accrued Benefits) shall be payable only if Executive executes and delivers to the Company a general release of employment claims (in substantially the form attached here to as Exhibit B), and such release is no longer subject to revocation, and any such payments and benefits that otherwise would be paid prior to the date that such release becomes effective instead shall be paid on the first regularly scheduled payroll date following such effective date. Failure to timely execute and return such release or the revocation of such release during the revocation period shall be a waiver by Executive of Executive’s right to payments and benefits under Sections 10(a) through 10(d) hereof (other than the Accrued Benefits). In addition, severance shall be conditioned on Executive’s compliance with Section 13 hereof, and on Executive’s continued compliance with the Restrictive Covenants Agreement (as defined in Section 13 hereof). If required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the severance payments shall be made (or shall commence) to Executive on the 60th day following Executive’s separation from service, provided the Company has received a properly executed release by Executive during the 60-day period and the revocation period during which Executive is entitled to revoke such release has expired on or prior to the 60th day following the Executive’s separation from service.
(g)
No Other Severance. Executive hereby acknowledges and agrees that, other than the severance payments and benefits described in this Section 10, upon the date of the termination of Executive’s employment, Executive shall not be entitled to any other severance payments or benefits of any kind under any Company benefit plan, severance policy generally available to the Company’s employees or otherwise and all other rights of Executive to compensation under this Agreement shall end as of such date except as specifically set forth herein.
11.
Definitions. For purposes of this Agreement:
(a)
“Cause” means, (i) Executive’s indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) Executive’s willful and continued failure to perform Executive’s duties hereunder or to follow the lawful direction of the Board (for any reason other than death, illness or physical or mental incapacity), (iii) a material breach of fiduciary duty, (iv) Executive’s theft, fraud, material dishonesty, intentional misrepresentation, illegality with regard to the Company or any of its Affiliates or in connection with Executive’s duties, (v) Executive’s material violation of the Company’s written code of conduct, including, without limitation, the Company’s sexual harassment policy, provided that such material violation results in demonstrable financial or reputational harm to the Company, (vi) Executive’s misconduct unrelated to the Company or any of its Affiliates having, or likely to have, a material negative impact on the Company or any of its Affiliates (economically or its reputation), (vii) an act of gross negligence or willful misconduct by Executive that relates to the affairs of the Company or any of its Affiliates, provided that no event described above in sections (ii), (iii), (iv), (v) and (vii) shall constitute Cause unless (A) the Company has given Executive written notice of the termination setting forth the conduct of Executive that is alleged to constitute Cause within sixty (60) days following the occurrence of such event, and (B) the Company has provided Executive at least sixty (60) days following the date on which such notice is provided to cure such conduct and Executive has failed to do so. Failing such cure, a termination of employment by the Company for Cause shall be effective on the day following the expiration of such cure period.
(b)
“Change in Control” has the meaning set forth in the Equity Plan.

(c)
“Disability” means illness (mental or physical) or injury that results in Executive being unable to perform one or more of the essential functions of Executive’s position with the Company for a period of one hundred eighty (180) days, whether or not consecutive, in any twelve (12) month period as determined by the Company’s short term disability plan.
(d)
“Good Reason” means, without Executive’s consent, (i) any material diminution in Executive’s responsibilities, authorities, title or duties as compared with Executive’s responsibilities, authorities, title or duties as of the Effective Date, (ii) any material reduction in Executive’s (x) Base Salary or (y) for calendar year 2025, the 2025 Target Bonus, and beginning in calendar year 2026, the Annual Target Incentive Opportunity (provided that for the avoidance of doubt, a pay out at less than the target amount shall not constitute Good Reason), (iii) a relocation of Executive’s principal place of employment by more than fifty (50) miles from the Executive’s current principal residence as of the Effective Date, or (iv) direction of the Board to engage in conduct Executive believes to be materially fraudulent, false, dishonest or illegal; provided that no event described above shall constitute Good Reason unless (A) Executive has given the Company written notice of the termination setting forth the conduct of the Company that is alleged to constitute Good Reason within ninety (90) days following the occurrence of such event, and (B) Executive has provided the Company at least ninety (90) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so. Failing such cure, a termination of employment by Executive for Good Reason shall be effective on the day following the expiration of such cure period.
12.
Resignation as Officer and Director. Upon the date of Executive’s termination of employment for any reason, Executive shall be deemed to have resigned from Executive’s position and, to the extent applicable, as an officer of the Company, as a member of the Board and the board of directors or similar governing body any of Affiliate, and as a fiduciary of any Company benefit plan, unless otherwise provided by the Board in writing. On or immediately following the date of any such termination of Executive’s employment, Executive shall confirm the foregoing by submitting to the Company in writing a confirmation of Executive’s resignation(s).
13.
Restrictive Covenants Agreement. As additional consideration for the rights and benefits of Executive under this Agreement, Executive has entered into the Confidentiality & Rights Agreement (the “Restrictive Covenants Agreement”) attached as Exhibit A hereto and effective as of the Start Date. In the event of any breach by Executive of the Restrictive Covenants Agreement, the Company shall have the right to cease making any severance payments being made or provided to Executive pursuant to Sections 10(a) through 10(d) hereof.
14.
Indemnification. If, in connection with the Company’s public announcement of, or other communication or regulatory filing with respect to, Executive’s anticipated employment with the Company, Executive’s current employer threatens to initiate or actually initiates any legal action or proceeding against Executive for breach of an obligation or purported obligation to Executive’s current employer that arises out of any such announcement or communications, Executive’s notice of resignation or departure from Executive’s current employer and Executive’s anticipated employment with the Company, then the Company hereby agrees to indemnify Executive and hold Executive harmless from and against any and all fees, costs and expenses that Executive incurs (including but not limited to attorney’s fees and costs, in connection with which Executive agrees that the Company may select counsel for Executive who is reasonably acceptable to Executive) in connection with such threatened or actual legal action or proceeding. The foregoing is in addition to any other right to indemnification that you may receive under the Company’s policies for indemnifying its directors and executive officers without any limitation thereby.
15.
Return of Company Property. Within ten (10) days following the date of Executive’s termination of employment for any reason, Executive, or Executive’s personal representative shall return all property of the Company or any of its Affiliates in Executive’s possession, including, but not limited to, all Company-owned computer equipment (hardware and software), telephones, tablet computers and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company or any of its Affiliates, the Company’s or any of its Affiliates’ customers and clients or their respective prospective customers or clients.
16.
Cooperation. From and after an Executive’s termination of employment, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, and assist and advise the Company in any investigation which may be performed by the Company, provided that the Company shall reimburse Executive for Executive’s reasonable costs and expenses, including reasonable attorneys’ fees, and such cooperation shall not unreasonably burden Executive or unreasonably interfere with any subsequent employment that Executive may undertake. In the event Executive is subpoenaed by any person or entity (including, but not limited to, any Government Entity) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to Executive’s employment by the Company, Executive will (i) give prompt notice of such subpoena to the Company, (ii) at all times, comply with the Restrictive Covenants Agreement, and (iii) make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.
17.
Section 280G. If any amounts payable under this Agreement or under any other agreement, plan or arrangement applicable to Executive, either alone or together with any other payments which Executive is entitled to receive from the Company or any of its Affiliates or otherwise, would constitute an “excess parachute payment” as defined in Section 280G of the Code, such payments shall be reduced to the largest amount (the “Reduced Amount”) that will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if it is determined that the net after-tax amounts Executive would receive without any such reduction (the “Unreduced Amounts”), after taking into account both income taxes and any excise tax imposed under Section 4999 of the Code is greater than the net after-tax amount of the Reduced Amount, Executive will instead receive the Unreduced Amounts. Any such reduction in payments and benefits shall be applied first against the latest scheduled cash payments; then current cash payments; then any equity or equity derivatives that are included under Section 280G of the Code at full value rather than accelerated value; then any equity or equity derivatives included under Section 280G of the Code at an accelerated value (and not at full value) shall be reduced with the highest value reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and finally any other non-cash benefits will be reduced. Any determinations pursuant to this Section 17 shall be made by the Board.
18.
Section 409A. Notwithstanding anything to the contrary in this Agreement:

(a)
The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder to the extent applicable (collectively “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company, any of its affiliates, or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.
(b)
A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service. If any payment, compensation or other benefit provided to Executive in connection with the termination of Executive’s employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Executive is a specified employee as defined in Section 409A(2)(B)(i) of the Code, no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the date of termination or, if earlier, ten business days following Executive’s death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to Executive during the period between the date of termination and the New Payment Date shall be paid to Executive in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.
(c)
All reimbursements for costs and expenses under this Agreement shall be paid in no event later than the end of the calendar year following the calendar year in which Executive incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind, benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.
(d)
If under this Agreement, an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

19.
Miscellaneous.
(a)
Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed effective when delivered by email, hand or mailed by (i) certified mail, postage and fees prepaid, or (ii) nationally recognized overnight express mail service, as follows:

(X) if to the Company:

290 Harbor Dr

Stamford, CT, 06902-8700

[***]

(Y) if to Executive:

at Executive’s email or home address as then shown in the Company’s personnel records,

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(b)
Assignment. This Agreement is personal to Executive and shall not be assigned by Executive. Any purported assignment by Executive shall be null and void from the initial date of the purported assignment. The Company shall assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns (including, without limitation, in the event of Executive’s death, Executive’s estate and heirs in the case of any payments due to Executive).
(c)
Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof (including the Restrictive Covenants Agreement referenced in Section 13 hereof) and supersedes all other agreements, term sheets, offer letters, and drafts thereof, oral or written, between the parties hereto with respect to the subject matter hereof. No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Executive by any person or entity to induce Executive to enter into this Agreement other than the express terms set forth herein, and Executive is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement.
(d)
Amendments; Waiver. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party charged with waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.
(e)
Severability. If any provisions of this Agreement (including the Restrictive Covenants Agreement) (or portions thereof) shall, for any reason, be held invalid or unenforceable,

such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement or Restrictive Covenants Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect. If any court of competent jurisdiction finds that any restriction contained in this Agreement is invalid or unenforceable, then the parties hereto agree that such invalid or unenforceable restriction shall be deemed modified so that it shall be valid and enforceable to the greatest extent permissible under law, and if such restriction cannot be modified so as to make it enforceable or valid, such finding shall not affect the enforceability or validity of any of the other restrictions contained herein.
(f)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(g)
Interpretation. The section or paragraph headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement. The parties have jointly participated in the drafting of this Agreement, and the rule of construction that a contract shall be construed against the drafter shall not be applied. In the event of a conflict between the terms of this Agreement and any other agreement or plan (other than any individual award agreements governing any grants made under the Equity Plan), the terms of this Agreement shall control.
(h)
Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice of law or conflict of law provision or rule. Except as otherwise provided in the Restrictive Covenants Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in New York City before a single arbitrator jointly selected by the Company and Executive under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties and judgment on such award may be entered in any court having jurisdiction. Each party shall bear its own expenses of the arbitration, except that the arbitrator’s fees and costs shall be borne equally by the parties, and the arbitrator shall have the power to award costs and expenses, including attorneys’ fees, to the prevailing party.
(i)
Representations by Executive. Subject to the obligation that Executive has disclosed to the Company, Executive hereby represents and warrants to the Company that the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound. Executive hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel or other advisor of Executive’s choice and has done so regarding Executive’s rights and obligations under this Agreement, that he is entering into this Agreement knowingly, voluntarily, and of Executive’s own free will, that he is relying on Executive’s own judgment in doing so, and that he fully understands the terms and conditions contained herein.

(j)
Tax Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GRAYSCALE OPERATING, LLC

By: GSO Intermediate Holdings Corporation, the Managing Member of Grayscale Operating, LLC

By: /s/ BARRY SILBERT

By: BARRY SILBERT
Title: Chairperson of the Board

PETER MINTZBERG

/s/ Peter Mintzberg

Name: Peter Mintzberg

[Signature Page to Employment Agreement]

EXHIBIT A

RESTRICTIVE COVENANTS AGREEMENT

CONFIDENTIALITY & RIGHTS AGREEMENT

The following agreement (the “Agreement”) between Grayscale Operating, LLC (the “Company”), and the individual identified on the signature page to this Agreement (“Employee” or “I”) is effective as of the Employee’s Start Date. Any reference in this Agreement to the Company shall be deemed to include Grayscale Investments, LLC, as its predecessor in interest. Employee acknowledges that this Agreement is a material part of the consideration for their employment and/or continued employment by the Company, and for Company’s entrusting to Employee Confidential Information (as defined below) relating to the Company’s business during their employment. In exchange for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that nothing herein shall change Employee’s at-will employment status, and further hereby agrees to as follows:

1. Confidential Information.

a. Definition; Restrictions on Use. Employee acknowledges that they received or may receive confidential and/or proprietary information (including but not limited to trade secrets) concerning the business of Company and/or any of its affiliates, subsidiaries, or parent companies, including but not limited to Grayscale Operating, LLC (collectively “Affiliated Entities”), which may include information and/or documents relating to Company’s and Affiliated Entities’ business plans and practices, reports, costs, revenues, profits, client or customer information, client or supplier lists, investor information, key personnel, operational methods, plans for future developments, business affairs and methods, sales and marketing data, pricing strategy and techniques, management, finances, databases, investment planning, algorithms, formulae, cryptocurrency technology and methodology (including but not limited to mining, staking, and blockchain), trademarks, copyrights, patents, publications, writings or other materials, designs, graphics, processes, models and systems, technology, codes, technical and software programming information, computer systems and access information, information furnished to Company and Affiliated Entities by third parties, legal issues, affiliates, or other information not generally known or available to the public (collectively “Confidential Information”). Confidential Information includes but is not limited to information conceived or developed by Employee.

Notwithstanding the foregoing provisions, Confidential Information shall not include (1) information that was in Employee’s possession prior to Employee’s employment by the Company or any of its affiliates, and is not known by Employee to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or any of its affiliates, (2) information that becomes generally available to and know by the public other than as a result of disclosure by Employee, or (3) information that becomes generally available to Employee on a non-confidential from a source other than the Company or any of its affiliates, provided such source is not known by Employee to be bound by a confidentiality agreement with or other obligation to secrecy to the Company or any of its affiliates.

Except as set forth in Section 1(c), Employee will use Confidential Information solely as required in the performance of their duties for Company, and for no other purpose, will hold all Confidential Information in the strictest confidence and will not reveal or disclose any Confidential Information to any third parties (including but not limited to personal friends and family and on any social media outlet), for any purpose, except as provided herein, with Company’s prior written consent, or as required by law. Except as set forth in Section 1(c), Employee will keep all Confidential Information secure, take all necessary measures to prevent unauthorized access to, use, reproduction or disclosure thereof, and limit access thereto to those persons necessary to the performance of services for Company. Employee will notify Company immediately in the event that any Confidential Information is lost, stolen or inadvertently

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disclosed to unauthorized third parties. Nothing in this Agreement is intended to prohibit Employee from discussing with other employees, or with third parties who are not future employers or competitors of the Company, Employee’s wages, hours or other terms and conditions of employment.

b.
Upon Termination. Except as set forth in Section 1(c), upon termination of employment with Company for any voluntary or involuntary reason, and at any other time Company or Affiliated Entities may request, Employee will return immediately to Company all Confidential Information and other Company property, including but not limited to equipment, software, programming codes, mail, files, computer access information, passwords, login information, records, documents, photographs, credit cards, designs, keys, identifications, and other items that are the property of, or were provided by, Company or Affiliated Entities. Employee will not retain any such materials or any copies thereof (in paper or electronic form), and will not thereafter use any Confidential Information or such property, nor allow any third party to do so. In the event Employee leaves the employ of Company, Employee consents to the notification of their new employer the rights and obligations under this Agreement.
c.
Legal Proceeding. Notwithstanding anything in this Agreement or otherwise to the contrary, if Employee receives any subpoena, order, or other legal process requiring the disclosure of Confidential Information (whether or not characterized as such), Employee will immediately provide written notice (including a copy) thereof to Company and cooperate with any efforts of Company or Affiliated Entities to challenge or limit the disclosure before complying with the subpoena, order, or other legal process. If disclosure is required, Employee will furnish only such portion of the Confidential Information as has been advised by counsel and/or is legally compelled to disclose. Employee understands that they shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee understands that they may disclose trade secret information to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing trade secret information under seal; and (B) does not disclose trade secret information, except pursuant to court order.

Moreover, nothing in this Agreement prohibits an employee from communicating with, disclosing factual information to, participating in an investigation or proceeding conducted by, or filing a charge, complaint or claim with law enforcement or a governmental agency such as the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, FINRA, the New York State Department of Financial Services, the New York State Division of Human Rights, and/or their applicable state or local equivalents without providing prior notice to the Company.

2. Material Rights.

a. Definitions. Any inventions, discoveries,
improvements, trade secret, innovations, processes, ideas, concepts, formulas, data, know-how, techniques, designs, computer programs, software, code, firmware, device, apparatus, specifications, prototype, algorithm, plan, photographs, illustrations, writings, content, designs, audio, video, programs, technology, work of authorship, or other developments, creations, or works of any nature created by Employee during Employee’s employment by Company or Affiliated Entities, which are for Company or Affiliated Entities, and/or submitted to Company or Affiliated Entities, or that are created, in whole or in part, from any use of Company or Affiliated Entities resources, or which otherwise relate to the business or any actual

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or demonstrably anticipated research or development of Company (the “Material”), including but not limited to all intellectual property rights therein, will be and hereby are owned in their entirety throughout the universe by Company.

b. Assignment. To the extent that any Material

is comprised of or contains copyrightable material, such Material shall be works-made-for-hire within the meaning of the Copyright Act. In the event that any Material is determined not to be a work-made-for- hire or that other intellectual property rights are represented therein, Employee hereby assigns and grants to Company, without further consideration, all right, title, and interest, including copyright, throughout the universe, in any and all media and forms now in existence or hereafter developed, in any such Material, for the full term of each respective right. The foregoing applies whether the Material was created in whole or in solely by Employee or with others, on or off Company’s premises, and whether or not during Employee’s regular working hours. Assigned Material shall not include any Material that is both (i) developed entirely on Employee’s own time, without use of any Company facilities, assets, ideas or direction and (ii) not useful or related to any Company or Affiliated Entities interest or business.

Employee also hereby assigns and grants to Company all right, title, and interest in such Material under laws relating to trademarks, patents, trade secrets, and/or other forms of personal and/or intellectual property.

This Agreement will not be construed to limit in any way any “shop rights” or other common law or contractual right of Company.

Employee will fully and promptly disclose to Company and hold in trust for the sole right and benefit of Company, any and all Material that Employee may solely or jointly conceive, design, develop, create or suggest or cause to be conceived, designed, developed, created, or suggested, in whole or in part, during any period of time Employee is employed by Company, which relates to or is connected with Employee’s employment or the actual or demonstrably anticipated research or development of the Company.

c.
Other Materials. Nothing in this Agreement alters or modifies the ownership of works wholly created by Employee prior to their employment with the Company. Employee has specified on Exhibit A any Material that Employee created prior to their employment with the Company, which Employee believes are not owned by the Company. To be effective, Exhibit A must be signed by Employee and by an authorized representative of the Company. Employee agrees that they will not incorporate or permit to be incorporated any personally owned intellectual property without the Company’s prior written consent. However, if in the course of their employment, Employee incorporates any element of the personally owned intellectual property into a Company Material, Employee hereby grants Company a non-exclusive, fully paid, royalty-free, perpetual, irrevocable, worldwide, sublicensable, assignable right and license to use and exploit such personally owned intellectual property.
d.
Moral Rights. Employee acknowledges and agrees that Company may modify, crop, retouch, edit, revise or otherwise alter the Material. Further, the publication, sale, or distribution of any of the Material is at Company’s sole discretion, and that Company may use Employee’s name, likeness, voice, persona, and other characteristics in promoting, advertising and publicizing the Material and its publications, products, and services, and in merchandising. Employee waives any rights Employee may have in the Material under “moral rights” laws, to the fullest extent permitted by law.
e.
Assurances. Employee understands that they may not use or authorize any third parties to use any Material, and agrees not to register, file, or obtain any patent, copyright, or trademark registration or other right covering any Material, other than as required in the performance of their duties for Company.

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Employee will provide any necessary assistance to protect, register, enforce, and defend Company’s rights and interests in the Material. Employee will execute any documents reasonably requested by Company to confirm the rights and obligations herein and will otherwise assist Company in applying for protection or registration, enforcing, and/or defending its rights in and to the Material. In the event Company is unable, for any reason whatsoever, to secure Employee’s signature to any such document within five (5) days, Employee hereby irrevocably designates and appoints Company, and its duly authorized officers and agents, as Employee’s agent and attorney-in-fact, whose power is coupled with an interest, to act for and on Employee’s behalf, to execute such documents and to do all other lawfully permitted acts to protect Company’s interest in any copyright, trademark, patent, trade secret, or other intellectual property or proprietary right with the same legal force and effect as if executed by Employee.

3.
Non-Disparagement. Except as set forth in Section 1(c), during employment or anytime thereafter, Employee shall not, in any communications with any individual, the press, other media, on any social media outlet, or with any customer, client or supplier of the Company or any of its Affiliated Entities, criticize, ridicule or make any statement which disparages or is derogatory of the Company or Affiliated Entities or any of their respective officers, directors, investors, shareholders, members, employees, or other agents.
4.
Publicity/Statement to the Media.

All media inquiries regarding the position of the Company as to any issues must be referred to the CEO or Director of Operations. Only the CEO is authorized to make or approve public statements on behalf of the Company. No employees, unless specifically designated by the CEO, are authorized to make those statements on behalf of the Company. Any employee wishing to write and/or publish an article, paper, blog, tweet or other publication (print or digital) on behalf of the Company must first obtain approval from the CEO.

5.
Non-Solicitation and Non-Competition.

a. Non-Solicitation. Except in the ordinary course of Employee’s duties or in the furtherance of the business of the Company or Affiliated Entities, during employment and for a period of twelve (12) months thereafter, Employee will not:

i.
Solicit for oneself or any other person or entity other than the Company, the business of any person or entity with whom Employee had contact with during employment, was a customer or client of the Company, or with whom Employee had discussions for the purpose of encouraging those individuals or entities to cease doing business with the Company or to reduce the amount of business it does with the Company;
ii.
Persuade or attempt to persuade any person or entity with whom Employee had contact with during employment, was a customer or client of the Company, or with whom Employee had discussions to cease doing business with the Company or to reduce the amount of business it does with the Company;
iii.
Persuade or attempt to persuade any employee or consultant of the Company to leave the employ of the Company or any of the Affiliated Entities; and/or
iv.
Solicit, directly hire, or engage the services of any employee or individual consultant or contractor of the Company or any of the Affiliated Entities.

b. Non-Competition. During employment and for a period of twelve (12) months thereafter (the “Restricted Period”), Employee shall not, directly or indirectly, own an interest in, manage, operate, join, control, consult, advise, lend money or render financial or other assistance to or participate in or be connected with as an officer, employee, partner, stockholder, consultant or otherwise, any company, partnership, firm, corporation or other business organization or entity that, at such time, is engaged in any business competitive with the business conducted by the

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Company or planned to be conducted by the Company in the future, and is known by the Employee, (collectively, the “Restricted Business”) which includes but is not limited to mining and staking of digital currency, financing of mining equipment, and mining advisory services and that is directly related to the work that Employee performed for the Company. The foregoing notwithstanding, nothing contained in this Agreement shall prohibit Employee from acquiring or holding up to an aggregate of one percent (1%) of any issue of stock or securities of any company engaged in Restricted Business that is listed on a national securities exchange. Employee represents and warrants that as of the date of this Agreement, Employee is not engaged, either directly or indirectly, in any Restricted Business. This Section 5(b) shall not prevent Employee from consulting with, working for, or rendering service to a Restricted Business that has a unit, division, subsidiary or affiliate engaging in any business competitive with the business of the Company but that is not otherwise competitive with the Company, as long as the Employee does not render any services to such unit, division, subsidiary or affiliate engaging in a business competitive with the business of the Company.

6.
Trade Secrets and Confidential
Information of Others.

Employee represents and warrants that Employee’s performance of all terms of this Agreement and as an Employee of Company does not and will not breach any agreement to keep in confidence trade secret, proprietary or confidential information of an entity unaffiliated with Company that was acquired before becoming an employee of the Company. Employee further represents and warrants that Employee has not, and will not, disclose to Company, or induce Company to use, any trade secret, proprietary or confidential information belonging to any previous employer or to others.

7.
Remedies.

Employee and Company acknowledge and stipulate that the covenants and agreements contained in this Agreement are of a special nature and that any breach, violation or evasion by Employee of the terms of this Agreement will result in immediate and irreparable injury and harm to Company, and will cause damage to Company in amounts difficult to ascertain. Accordingly, Company will be entitled to the remedies of injunction and specific performance, or either of such remedies, as well as to all other legal or equitable remedies to which Company may be entitled, without any obligation to post a bond or demonstrate the inadequacy of remedies at law, including but not limited to termination of your employment.

8.
Survival and Assignment.

Employee’s obligations and Company’s rights hereunder will survive the termination of Employee’s employment with Company for any voluntary or involuntary reason. This Agreement may not be assigned by Employee or Company except that Company may assign this Agreement in connection with a transfer of the business to which it relates. Any assignment without written consent, except as provided above, will be null and void.

9. Miscellaneous.

This Agreement may only be modified or terminated by an instrument in writing, signed by Employee and an authorized Company representative. This Agreement will be governed by the laws of the state of New York without regard to its conflict of laws principles. Any notices to Company must be sent to the Chief Executive Officer. Notices to Employee may be sent via email or regular mail to the latest addresses for Employee in Company’s records. This Agreement supersedes any prior agreement between Employee and Company or Affiliated Entities relating to the subject matter hereof This Agreement shall in no way supersede the Employee Handbook, except in so far as a conflict may exist between the language contained herein and the Handbook; in that case, this Agreement shall be controlling. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute

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one and the same agreement. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals. If any provision of this Agreement or part thereof shall be held by a court or other tribunal to be unenforceable, then such provision or part thereof shall be excised here from and the remaining provisions of this Agreement and parts thereof shall remain in full force and effect.

Employee acknowledges that Employee has had the opportunity to review this Agreement and consult with legal counsel. Employee has read and understands this Agreement and is fully aware of its legal effect. Employee has entered into this Agreement freely and voluntarily based on Employee’s own judgment and not on any representations or promises other than those contained in this Agreement.

Employee Company

By: /s/ Peter Mintzberg By: /s/ Mark Shifke

Mark Shifke

Chairman of the Board

Name: Peter Mintzberg

Date: 5/16/2024

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Schedule A
Other Materials

The following is a complete list of all Material, inventions, or improvements relevant to the subject matter of my employment by that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company:

No Material, inventions, or improvements.

Invention Title	Invention Date	Identifying Number or Brief Description

The following Material, inventions, or improvements:

Additional sheets attached.

Employee Signature Date

Company Signature Date

EXHIBIT B

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE FORM

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (the “Agreement”), dated DATE, sets forth the terms of separation between you, Peter Mintzberg (“You”) and Grayscale Operating, LLC and any other affiliates (past or present) for which you may have done work or by which you may have been employed (collectively, the “Company”).

1.
You acknowledge that your last day of employment with the Company will be DATE (the “Separation Date”).
2.
In exchange for your execution of this Agreement, the Company will provide you with the payments and benefits set forth in Section 10(a) of the Second Amended & Restated Employment Agreement between you and the Company dated October 16, 2025 (the “Employment Agreement”, and such payments and benefits, the “Severance Benefits”)). The Severance Benefits will be paid pursuant to the provisions of Section 10(f) of the Employment Agreement; provided the Executive does not revoke the Agreement as set forth in Paragraph 13 of this Agreement. The payments set forth in Section 10(a) of the Employment Agreement represent all monies due to you. You will receive, by separate cover, information regarding your rights to COBRA and insurance continuation. To the extent that you have such rights, nothing in this Agreement will impair those rights.
3.
At all times in the future, you will remain bound by those provisions that remain in full force and effect following your employment, including those set forth in your Confidentiality and Rights Agreement (“C&RA”) signed on DATE. You affirm that you have not divulged, and will not divulge, any confidential and/or proprietary information of the Company to any third parties (including, but not limited to, personal friends and family or on any social media outlets), for any purpose, except as permitted in this Agreement. You will continue to maintain the confidentiality of such information consistent with the obligations in the C&RA. You further agree that should you breach or threaten to breach any provision relating to the disclosure of Company Information that there is no adequate remedy at law and the Company shall be entitled to injunctive relief enforcing the provisions of this Paragraph to the extent reasonably necessary to protect the Company’s interests. Nothing contained in this section shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages incurred in connection with obtaining injunctive relief or damages.
4.
You affirm that you will return to the Company all reports, files, memoranda, records, software, code, computer equipment or systems, door and file keys, computer access codes or disks, social media passwords, usernames and log in information, and any other physical or digital property that you received in connection with your employment that you have in your possession. You affirm that you have not retained or provided to any third party, and will not retain nor provide to any third party, any copies of confidential and/or proprietary information of the Company in any form. Notwithstanding the foregoing confidentiality obligations, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or

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investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with the Defend Trade Secrets Act of 2016 or create liability for disclosures of trade secrets that are expressly allowed by the Defend Trade Secrets Act of 2016.

5. You, for yourself, your successors, administrators, heirs and assigns (collectively referred to hereafter as “Releasors”), hereby knowingly and voluntarily release, waive and forever discharge the Company, any affiliated company, subsidiary or parent company, and their predecessors, successors, affiliates, assigns, shareholders, insurers, directors, officers, employees, agents and attorneys, whether past, present or future (the “Released Parties”) from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits, or other remedial measure of any nature, including costs and attorneys’ fees, whether known or unknown, which exist or may exist up to and including the date of this Agreement, including but not limited to, all claims arising out of your relationship with or termination of employment by the Company or the Released Parties, including but not limited to any claim i) for breach of contract (expressed, implied or oral), quasi contract, detrimental reliance, wrongful or constructive discharge, impairment of economic opportunity, under common law or equity, any tort, any personal injury, under implied or express employment contracts and/or waiver, estoppel; (ii) under Title VII Civil Rights Act, the Age Discrimination in Employment Act, the Rehabilitation Act, the Americans with Disabilities Act, the Civil Rights Act, the Equal Pay Act, the Employment Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, all as amended or their state or local equivalents; (iii) under the New York State Human Rights Law, the New York City Administrative Code, the New York Worker Adjustment and Retraining Notification Act, the New York Labor Law, New York Paid Sick Time Law, New York City Sick Time Law, or the New York Paid Family Leave Law; Connecticut Fair Employment Practices Act; Connecticut Family and Medical Leave Act; Connecticut’s minimum wage and wage payment laws; the anti-retaliation provision of Connecticut’s workers’ compensation statute; Connecticut Whistleblower Law; Connecticut Free Speech Law; (iv) for compensation, salary, wages, overtime, bonuses, commissions, stock options, incentive compensation or similar benefit, units, or similar awards, grants or equity-based compensation or interests, severance pay, pension, vacation pay, paid time off, reimbursement, life insurance, employee benefit plans, or any employee fringe benefits (excluding claims for accrued, vested benefits under any employee benefit plan of the Company that cannot be waived by a matter of applicable law); (v) for any other state, federal or local law, statute, regulation or ordinance prohibiting employment discrimination, harassment or retaliation; and (vi) for compensatory damages, punitive damages, or attorneys’ fees, costs, disbursements and the like. Subject to receipt of the payments outlined in Section 10(a) of the Employment Agreement and except as otherwise set forth in this Agreement, receipt of your final paycheck with any remaining salary earned for the final payroll period, you agree that you have received all compensation and interests, salary, bonuses, overtime, incentives, commissions, stock options, incentive units equity-based compensation or interests, expense reimbursements, paid vacation or other paid

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time off, severance or other benefits owed to you by the Company and further agree that you have no claims against the Company for any of those forms of renumeration. You intend this release to be a general release of any and all claims to the fullest extent permissible by law. You acknowledge that the release set forth herein is essential and is a material term of this Agreement, and that without such release, no agreement would have been reached by the parties and any benefits or consideration under this Agreement would not have been paid.

This release shall not waive (i) any indemnification rights, including indemnification rights-under Section 14 of the Employment Agreement or the Indemnity Agreement between you and the Company, or any other indemnification rights you may otherwise be entitled to pursuant to applicable law or the organizational documents of the Company; (ii) any rights you may have to previously vested and accrued benefits under the terms of the compensation and benefit programs of the Company; (iii) any rights that may not be waived as a matter of law; (iv) any rights to enforce this Confidential Separation Agreement and Release; (v) any rights that may arise after executing of this Agreement; or (vii) any rights to stock options or other equity interests, subject to and in accordance with the respective plans and award agreements.

6.
Nothing in this Agreement or otherwise prevents or prohibits you from disclosing factual information, participating in an investigation or proceeding, or filing a charge, complaint or claim with law enforcement or certain governmental agencies such as the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Securities Exchange Commission, the New York State Division of Human Rights, the Connecticut Department of Labor, or their applicable state or local equivalents. To the fullest extent permitted by law, you agree that if any claim, charge, complaint or action against the Company covered by the release provision is brought by you, for your benefit, or on your behalf, you expressly waive any claim to any form of monetary or other damages, including attorneys’ fees and costs, or any other form of personal recovery or relief from the Company based upon any such claim, charge, complaint or action, except for any right you may have to receive an award from a government agency (and not the Company) for information provided to a government agency. To the extent you receive any personal or monetary relief from the Company based on any such claim, charge, complaint or action, the Company will be entitled to an offset for the payments made pursuant to this Agreement. You further agree and covenant that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding, or if any person, organization, or other entity has filed, charged, claimed, sued, or caused or permitted to be filed any civil action, suit or legal proceeding, against any of the Released Parties involving any matter occurring at any time in the past, you are not entitled to and will not seek or accept personal equitable or monetary relief in such civil action, suit or legal proceeding. You further agree and covenant that you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding asserted or brought against any of the Released Parties. You further represent and agree that you will immediately notify the Company if you have filed or pursued any complaints, charges or lawsuits with any court, governmental or administrative agency, or arbitrator against the Released Parties asserting any claims that are released in Paragraph 5 above, and acknowledge that there are none pending as of the date you sign this Agreement. Notwithstanding the foregoing, nothing herein shall prevent you or the Company from initiating any action required to enforce the terms of this Agreement. Nothing in this Paragraph

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shall prevent you from filing for unemployment benefits as permitted under the Connecticut Unemployment Compensation Law.
7.
Except as provided in Paragraph 6, you will not, unless required by law, disclose to others any information regarding the terms of this Agreement, the benefits being paid under it or the fact of its payment, except that you may disclose this information to your spouse or domestic partner, attorney, accountant, or other professional advisor to whom you must make the disclosure in order for them to render professional services. You will instruct them, however, to maintain the confidentiality of this information just as you must.
8.
You will cooperate fully with the Company in its defense of or other participation in any investigation, administrative, judicial or other proceeding arising from any internal and/or external charge, complaint or other action which has been or may be filed. Nothing in this Agreement shall prohibit or restrict you from making any disclosure of information required or expressly protected by law, including initiating, testifying, assisting, complying or providing truthful testimony if required to do so by court order or legal or administrative process. You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) or provide documentation which in any way relates to your employment by the Company, you will give prompt notice of such request to the Company’s Counsel and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.
9.
Except as provided in Paragraph 6, you agree that you will not disparage or encourage or induce others to disparage the Company or any of its employees, officers, directors, products, or affiliated companies and their employees, officers, or directors. For purposes of this Agreement, the term “disparage” includes without limitation, comments or statements to prospective or future employers, individuals or companies in the industry, the press and/or media, the Company’s employees, on any social media platform, and/or to any individual, customer, client or entity with whom the Company has a business relationship if such statement would adversely affect the business of the Company and/or the business reputation of the Company or its employees. You agree to refer any and all reference checks to the Director of Operations and Workplace Experience. The Company agrees that any such references will be limited to confirmation of your dates of employment and last position held. Nothing in this Paragraph is intended to prohibit or restrict either party from providing truthful information concerning your employment or the Company’s business activities to any government, regulatory or self-regulatory agency or as otherwise set forth in Paragraph 6.
10.
In the event you materially breach any provision of this Agreement or breach the C&RA, any severance payments not yet made will cease and you will reimburse the Company an amount equal to all monies that you received pursuant to Paragraph 2 above, less $500. In that event, the Company’s rights under this Agreement shall not be affected.
11.
You acknowledge that, apart from the obligations set forth in this Agreement, the Company is not otherwise obligated to provide the consideration set forth in Paragraph 2. You further acknowledge that the Company has agreed to provide such consideration in exchange for this Agreement and that such consideration is adequate for you entering into this Agreement.

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Neither payment by the Company of the amounts set forth herein, nor any term or condition contained in this Agreement, shall be construed as an admission of liability or wrongdoing by the Company.
12.
By the terms of this Paragraph, you acknowledge that you have been advised by the Company, in writing, to consult with an attorney prior to signing this Agreement. In addition, you acknowledge that you have been given a period of 21 days to consider the Agreement, and you may accept the Agreement by signing it and delivering it to Jenn Goodson, at any time, up to and including the 21st day after you have received the Agreement.
13.
You understand that you have the right to revoke this Agreement within a period of seven (7) days following you signing the Agreement, by submitting such revocation, in writing, to Jenn Goodson. You further understand that the Agreement shall not become effective or enforceable until the seven-day revocation period has expired, you have not revoked, and it has been counter-signed by the Company (“Effective Date”).
14.
You represent that you fully understand your right to review all aspects of this Agreement with an attorney of your choice, that you have had the opportunity to consult with an attorney of your choice, that you have carefully read and fully understand all the provisions of this Agreement, and that you are freely, knowingly, and voluntarily entering into this Agreement.
15.
This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns and shall inure to the benefit of and be binding upon you and your legal representatives and heirs.
16.
Except for the C&RA, this Agreement sets forth the entire agreement of the parties concerning its subject matter, and supersedes any and all prior agreements, discussions, understandings, promises and expectations.
17.
This Agreement is entered into in the State of Connecticut and the laws of the State of Connecticut will apply to any dispute concerning this Agreement and/or your employment. Any dispute concerning or pertaining to this Agreement or the claimed breach of this Agreement and/or your employment shall take place only in state or federal court in the proper jurisdiction in Connecticut. If any part of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other part or the remainder of this Agreement; provided, however, that upon a finding in a judicial proceeding that the release and waiver provided for in this Agreement is illegal, void or unenforceable, you agree, at the Company’s request, to execute a release and waiver of comparable scope that is legal and enforceable.
18.
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email, or other electronically delivered

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signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

By:
Grayscale Operating, LLC

I have read, understand and agree to all of the terms of this Agreement.

NAME

[Signature Page to Confidential Separation Agreement and General Release]